UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2009

CADENCE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33103	41-2142317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 436-1400

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2009, Cadence Pharmaceuticals, Inc. (the “Company”) appointed Scott A. Byrd, 40, as the Company’s senior vice president and chief commercial officer, effective as of June 22, 2009. Mr. Byrd served in a variety of roles in sales, marketing, finance, manufacturing and strategic planning at Eli Lilly and Company, a global pharmaceutical company, since January 1992, including most recently as U.S. Brand Leader for prasugrel, an investigational oral antiplatelet agent for the treatment of patients with acute coronary syndromes, beginning in October 2006. Mr. Byrd served as Eli Lilly and Company’s Senior Director of Global Brands, Cardiovascular and Acute Care, from June 2004 to September 2006, National Sales Director and U.S. Marketing Director, ReoPro® from March 2003 to May 2004, and as Director of Sales and Marketing, Cardiovascular Business Unit from November 2001 to February 2003. Mr. Byrd holds a B.S. in mechanical engineering from Bradley University and an M.B.A. from the Harvard University Graduate School of Business Administration.

Employment Agreement of Scott A. Byrd, Sr. Vice President and Chief Commercial Officer.

The Company and Mr. Byrd have entered into an employment agreement effective as of June 22, 2009 (the “Employment Agreement”). Under the Employment Agreement, Mr. Byrd’s initial base annual salary will be $325,000, prorated for the remainder of 2009. His base salary will be reviewed annually by the compensation committee of the Company’s board of directors (the “Board”), and he will be eligible to participate in the Company’s benefit and incentive award plans in effect from time to time. His target bonus percentage under the Company’s current incentive award plan is 35% of his base salary, prorated for the remainder of 2009.

On July 15, 2009 (the “Grant Date”), Mr. Byrd will also be granted options to purchase 125,000 shares of the Company’s common stock under the 2006 Equity Award Incentive Plan at an exercise equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the Grant Date. These options will vest over a four-year period, with twenty-five percent of the options vesting on the first anniversary of the Grant Date, and 1/48th of the original number of options vesting monthly thereafter for as long as Mr. Byrd is employed by the Company.

Mr. Byrd will receive a $30,000 signing bonus, subject to applicable withholdings. In connection with his relocation to San Diego, Mr. Byrd will also receive a $25,000 payment for incidental relocation expenses, home purchase assistance of $50,000 if he purchases a home in San Diego within twelve months of the commencement of his date of employment, housing assistance payments in San Diego for three years, reimbursement for two house hunting trips for Mr. Byrd and his family, transportation costs incurred for relocation to San Diego, temporary rental expenses in San Diego for up to four months, and reasonable and customary realtor’s commissions required to sell Mr. Byrd’s home in Indiana and purchase a new home in San Diego (collectively, the “Relocation Assistance Amounts”). The Relocation Assistance Amounts will be grossed-up to the extent any such amounts are taxable, and must be repaid if Mr. Byrd resigns for any reason prior to the first anniversary of the commencement of employment with the Company. The Company will also pay for the movement of Mr. Byrd’s household goods and two vehicles to San Diego.

The Company has the right to terminate Mr. Byrd’s employment at any time for any or no reason, and with or without notice. The Employment Agreement provides Mr. Byrd with certain severance benefits in the event his employment is terminated as a result of his death or permanent disability. Specifically, in the event of such a termination, he or his estate will receive any accrued but unpaid base salary for days worked prior to his date of termination, a lump sum cash payment equal to his annual base salary, and a lump sum cash payment equal to his prorated annual bonus (an amount equal to the bonus awarded for the fiscal year prior to the date of termination, annualized to the extent he was not employed for the entire fiscal year prior to the date of termination; or if he has not received a bonus because he was not employed for a sufficient time, the target annual bonus for the fiscal year in which the date of termination occurs). Additionally, in the event of Mr. Byrd’s death, his eligible dependents would receive 12 months of healthcare benefit continuation coverage at the Company’s expense. In the event of his permanent disability, he will receive 12 months of healthcare insurance benefit continuation coverage at the Company’s expense and a lump-sum payment sufficient to pay the premiums for life insurance benefits coverage for 12 months.

The Employment Agreement also provides Mr. Byrd with certain severance benefits in the event his employment is terminated by us other than for “cause,” as defined in the agreements and described below, or if he resigns with

“good reason,” as defined in the Employment Agreement and described below. Specifically, if such termination occurs within three months prior to or within 12 months following a change of control (provided that, if his termination precedes the consummation of a change in control, the change of control must occur no later than March 1 of the calendar year immediately following the year in which the termination occurs) Mr. Byrd will receive any accrued but unpaid base salary as of the date of termination, a lump sum cash payment equal to his annual base salary, a lump sum cash payment equal to the executive’s prorated annual bonus (an amount equal to the bonus awarded for the fiscal year prior to the date of termination, annualized to the extent he was not employed for the entire fiscal year prior to the date of termination; or if he has not received a bonus because he was not employed for a sufficient time, the target annual bonus for the fiscal year in which the date of termination occurs), 12 months of healthcare insurance benefit continuation coverage at the Company’s expense and a lump-sum payment sufficient to pay the premiums for life insurance benefits coverage for 12 months, plus a maximum of $15,000 towards outplacement services. If such termination occurs more than three months prior to a change of control or more than 12 months following a change of control, he will receive the benefits described in the previous sentence, less the prorated annual bonus.

The Employment Agreement provides that, in the event Mr. Byrd’s employment is terminated by the Company other than for cause or as a result of his death or permanent disability, or if he resigns for good reason, that portion of his stock awards, and any unvested shares issued upon the exercise of such stock awards, which would have vested if he had remained employed for an additional 12 months following the date of termination will immediately vest on the date of termination. In addition, if Mr. Byrd’s employment is terminated by us other than for cause or if he resigns for good reason within three months prior to or 12 months following a change of control, all of his remaining unvested stock awards, and any unvested shares issued upon the exercise of such stock awards, will immediately vest on the later of (1) the date of termination or (2) the date of the change of control. This accelerated vesting is in addition to any accelerated vesting provided generally under the Company’s stock option plans.

Provided that the relevant stock award agreements do not specify a longer exercise period, Mr. Byrd may generally exercise his stock awards until three months after the date of his termination of employment, except that he may also exercise his stock awards three months after the date of a change of control, if his employment is terminated by us other than for cause or if he resigns for good reason within three months prior to a change of control. In no event, however, may an executive exercise any stock award later than its original outside expiration date.

In addition, the Employment Agreement provides that, in connection with a change of control, 50% of his unvested stock awards, and any unvested shares issued upon the exercise of stock awards, will immediately become vested. This accelerated vesting is in addition to any accelerated vesting provided under the Company’s stock option plans. The Employment Agreement also includes standard noncompetition, non-solicitation and nondisclosure covenants on the part of Mr. Byrd.

A complete copy of the Employment Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to such exhibit.

Item 7.01.	Regulation FD Disclosure.

On June 22, 2009, the Company issued a press release relating to certain of the foregoing matters, which press release is filed herewith as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information contained in Exhibit 99.1 is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement dated June 22, 2009, between Cadence Pharmaceuticals, Inc. and Scott A. Byrd

99.1	Press Release, dated June 22, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2009	CADENCE PHARMACEUTICALS, INC.

	By:	/s/ William R. LaRue
	Name:	William R. LaRue
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement dated June 22, 2009, between Cadence Pharmaceuticals, Inc. and Scott A. Byrd

99.1	Press Release, dated June 22, 2009